                                                                     Exhibit 11.
                                                                     -----------


               GREEN TREE FINANCIAL CORPORATION AND SUBSIDIARIES

                        COMPUTATION OF PER SHARE AMOUNTS
                                  (unaudited)


                                          Three Months Ended March 31
                                          ---------------------------
                                              1997           1996
                                          -------------  ------------
Primary:

Net earnings                               $ 91,803,000  $ 66,362,000
                                           ============  ============

Weighted average number of
 common and common equivalent
 shares outstanding:
  Weighted average common
    shares outstanding                      138,511,310   136,224,524
  Dilutive effect of stock
    options after application
    of treasury-stock method                  3,708,253     3,360,302
                                           ------------  ------------
                                            142,219,563   139,584,826
                                           ============  ============

Earnings per share                         $        .65  $        .48
                                           ============  ============


Fully Diluted:

Net earnings                               $ 91,803,000  $ 66,362,000
                                           ============  ============

Weighted average number of
 common and common equivalent
 shares outstanding:
  Weighted average common
    shares outstanding                      138,511,310   136,224,524
  Dilutive effect of stock
    options after application
    of treasury-stock method                  3,708,253     3,710,093
                                           ------------  ------------
                                            142,219,563   139,934,617
                                           ============  ============

Earnings per share                         $        .65  $        .47
                                           ============  ============

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